Exhibit 4.1

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RIGHTS CERTIFICATE NUMBER


----------------------------     ---------------------------     -----------------------------
SHARES ELIGIBLE TO SUBSCRIBE     RIGHTS                          RECORD DATE SHARES


TENGASCO, INC.
RIGHTS CERTIFICATE
________________, 2004




                               RIGHTS CERTIFICATE




         The registered owner of this Rights Certificate is entitled to subscribe for three shares (the "Shares") of the common stock of Tengasco, Inc. for every one right (a "Right") held, one of which has been issued for each share of common stock owned of record on __________, 2004 (the "Record Date"). If such registered owner subscribes for the maximum number of Shares to which it, he or she is entitled through the basic subscription privilege, it, he or she is entitled to subscribe for an unlimited number of additional Shares not otherwise subscribed for pursuant to the oversubscription privilege, subject to proration as described in the Prospectus dated ___________, 2004, if there are sufficient available Shares. For purposes of determining the number of Shares a holder may acquire, shareholders whose shares are held of record on the Record Date by a depository or nominee will be deemed to be holders of the Rights that are issued to such depository or nominee. All subscriptions are subject to the terms and conditions set forth herein and in the Prospectus.

                                    By: Mellon Bank, N.A. as Subscription Agent

           THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON ___________, 2004 AND THIS RIGHTS CERTIFICATE IS VOID THEREAFTER.

           THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.
SUBSCRIPTION TO PURCHASE SHARES OF TENGASCO, INC.
RETURN TO:  MELLON BANK, N.A. C/O MELLON INVESTOR SERVICES LLC

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BY MAIL:                                 BY OVERNIGHT COURIER:                  BY HAND:
Mellon Bank, N.A.                        Mellon Bank, N.A.                      Mellon Bank, N.A.
C/O Mellon Investor Services LLC         C/O Mellon Investor Services LLC       C/O Mellon Investor Services LLC
P.O. Box 3301                            85 Challenger Road                     120 Broadway, 13th Floor
South Hackensack, NJ 07606               Overpeck Centre                        New York, New York 10271
                                         Ridgefield Park, NJ 07660
                                         Attention:  Reorganization
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

1. Number of Shares subscribed for through the basic subscription privilege (three Shares for each Right held):

----------------------------------
Units


2. Number of Shares subscribed for through the oversubscription privilege (No limit, except basic subscription must be fully exercised):

---------------------------------
Shares


3.   Total Subscription Price (sum of lines 1 and 2 multiplied by $0.25):$_____

4.   Method of Payment (Check (A), (B) or (C)):

|_| (A) Certified or Cashier's check or money order payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A.)
                                       or

|_| (B) Wire Transfer directed to [JPMorgan Chase Bank, New York, NY, ABA #021000021, Reorg Acct #323-885489, FBO shareholder name, Ref: Tengasco,
     Attn: Mellon Investor Services LLC, Evelyn O'Connor]
                                       or

|_| (C) Personal check payable to Mellon Investor Services LLC, received no later than ______________, 2004. If your funds do not clear your bank before 5:00 p.m., New York City time, ______________, 2004, your subscription for Shares will not be accepted.

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AGREEMENT AND SIGNATURE
  I hereby irrevocably subscribe for the number of Shares indicated above upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

         -------------------------------
         -------------------------------
DATED:   -------------------------------, 2004

Please date and sign exactly as your name appears on the reverse side of the Rights Certificate. Joint owners should each sign. If signing as executor, administrator, trustee, attorney or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer; if a partnership, sign in the name of authorized person.

TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:

I hereby certify that the foregoing purchase of Shares has been effected in accordance with the applicable laws of the jurisdiction in which I reside.

         -------------------------------
         -------------------------------
DATED:   -------------------------------, 2004

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include a (a) commercial bank or trust company, (b) member firm of a domestic stock exchange or (c) credit union.

                                            Signature Guaranteed:


                                            By:--------------------------------
                                                     (Signature of Officer)
                                               --------------------------------
                                                     (Name of Bank or Firm)